            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
                                      GIVE THE
                                      SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
-------------------------------------------------------

       1.   An individual's account   The individual

       2.   Two or more individuals   The actual owner of the
            (joint account)           account or, if combined
                                      funds, any one of the
                                      individuals(1)

       3.   Husband and wife (joint   The actual owner of the
            account)                  account or, if joint
                                      funds, either person(1)

       4.   Custodian account of a    The minor(2)
            minor (Uniform Gift to
            Minors Act)

       5.   Adult and minor (joint    The adult or, if the
            account)                  minor is the only
                                      contributor, the minor(1)

       6.   Account in the name of    The ward, minor, or
            guardian or committee     incompetent person(3)
            for a designated ward,
            minor, or incompetent
            person

       7.   a) The usual revocable    The grantor-trustee(1)
            savings trust account
            (grantor is also
            trustee);

            b) So-called trust        The actual owner(1)
            account that is not a
            legal or valid trust
            under State law

--------------------------------------------

                                      GIVE THE EMPLOYER
                                      IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
    -------------------------------------------------------

       8.   Sole proprietorship       The owner(4)
            account

       9.   A valid trust, estate,    The legal entity (Do not
            or pension trust          furnish the identifying
                                      number of the personal
                                      representative or trustee
                                      unless the legal entity
                                      itself is not designated
                                      in the account title.)(5)

      10.   Corporate account         The corporation

      11. Religious, charitable or The organization educational organization account

      12. Partnership account held The partnership in the name of the business

      13.   Association, club, or     The organization
            other tax-exempt
            organization

      14.   A broker or registered    The broker or nominee
            nominee

      15.   Account with the          The public entity
            Department of
            Agriculture in the name
            of a public entity (such
            as a State or local
            government, school
            district, or prison)
            that receives
            agricultural program
            payments.


____________________________________________  _________________________________

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

                     PAYEES EXEMPT FROM BACKUP WITHHOLDING

    For purposes of the Offer, payees exempted from backup withholding include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends not generally subject to withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE OBTAINING A NUMBER.

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